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                                                                      Exhibit 99

                           MANAGING DIRECTOR CONTRACT


                                    between

                AVNET Alfapower GmbH Strom-und Spannungswandler
                       (future name: EBV Management GmbH)


                            -hereinafter "Company"-

                    here represented by its sole shareholder

                                 AVNET EMG GmbH


                         the latter here represented by

                                Mr. Brian Hilton


                                      and

                               Mr. Axel Hartstang

                                  residing at

                               Bahnhofstrasse 16
                               85774 Unterfohring

              -hereinafter "Mr. Hartstang" or "Managing Director"-

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I. Position

(1) Mr. Hartstang is Managing Director of the Company. In addition, the Managing Director is conferred the title President Avnet "EM" EMEA and shall be a member of the European Management Board.


(2) The Managing Director is in charge of the management of the Company. In addition, the Managing Director has the overall management responsibility for the domestic and foreign AVNET partnerships, companies and branches as far as these, both as of the date of this Agreement and subsequently, carry on the distribution of electronic components in Europe, Middle East and Africa (including BFI Optilas) and provisions of related value added services but excluding AVNET Applied Computing and Computer Marketing Business "AVNET EMEA Business").

(3) The Managing Director shall represent the Company and exercise the powers of the Company as general partner in EBV - Elektronik GmbH & Co KG partnership in compliance with all statutory provisions and the provisions of the Company charter. The Managing Director shall, where legally possible, be appointed to the board of each company for which he has managerial

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responsibility, as managing director or chairman with sole signatory rights subject to the authority level stated in sub clause (4). As managing director/chairman of any other domestic or foreign company, that carries on the AVNET-EMEA-Business the Managing Director shall comply with all company charters or bylaws of the respective represented company when exercising his representative authority for these companies, as far as these are compliant with law and not in contradiction to this Agreement.

(4) When pursuing his Managing Director activity for the Company and with regard to the overall managing responsibility for the AVNET-EMEA-Business the Managing Director has independent decision making power to the extent as defined in EXHIBIT 1. In exercising management power for the Company and in exercising the overall management responsibility for the AVNET-EMEA-Business, the Managing Director shall keep existing contractual obligations of the Company and the other partnerships, companies or branches carrying on the AVNET-EMEA-Business (e.g. joint ventures) and shall observe any AVNET-policies as are agreed with the Managing Director and shall observe advice given by the corporate service functions (in particular tax, finance, treasury, and legal) and the opinions of the CoPresident of "EM" Global. The
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approval of a Business or Capital Plan does not prevent the Company or AVNET
Inc. and the Company reserves its right and AVNET Inc.'s right to reorganize the AVNET-Group and/or to redefine its worldwide structures or strategies. The Company will decide any such reorganization or redefinition with the Managing Director only in good faith after seriously consulting with him. As a consequence of such reorganisation or redefinition the Company may interfere with and limit the Managing Director's above described independent decision making power. Where any executive who does not report to the Managing Director has responsibility for any matter that affects or may affect the AVNET-EMEA-Business or the ability of the Managing Director to achieve the business plan/financial targets for the business, the Co-President of EM
Global shall facilitate good faith discussions between the Managing Director and the relative executive to resolve the matter and if this is not possible, the Co President of EM Global shall, acting in the over all interest of AVNET, Inc., decide how the matter shall be dealt with. Where such a strategic reorganisation or redefinition is made or the Co-President of EM Global makes such a decision, which in any such case has a negative impact on the financial results of the AVNET EMEA Business an appropriate adjustment will be made to the results for the purpose of calculating the Managing Director's variable compensation and criteria for the achievement of the Success Bonus. As

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far as according to Exhibit 1 or the preceding sentences no independent decision making power exists, the Managing Director shall comply with the instructions issued by the sole shareholder from time to time with regard to the management of the Company and with regard to the overall management responsibility for the AVNET-EMEA-Business.






(5) The Managing Director reports - subject to other instructions of the sole shareholder - to the Co President of "EM" Global, currently Mr. Brian Hilton ("Representative of the Sole Shareholder").

(6) The place of work of the Managing Director is the greater area of Munich, presently Kirchheim/Munich.

(7) If the Managing Director is personally liable to any third party or is made responsible for a criminal offence as a result of his activity as Managing Director or by virtue of him being Managing Director, the Company shall grant an internal release from respective claims or responsibility including
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associated legal costs and expenses necessary to defend against the claim of the third party and against the reproach of a criminal offence. If the third party claim or the criminal investigation was caused by any breach of the Managing Directors breach of statutory duties or contractual obligations under this Agreement and its Exhibits, the Managing Director shall be obligated to reimbursement. If it is established during the defence of a claim or criminal charge that the claim or charge resulted from a breach by the Managing Directors of his statutory duties or contractual obligations, the Company shall, from the date this is established, be released from its responsibility to pay further legal costs and expense. The Company shall make sure that other companies where the Managing Director may be appointed as director or officer will grant the same internal release.






II. Remuneration

(1) The Managing Director shall receive an annual gross salary of DM 500,000. - (Base Salary), which shall be payable in twelve equal instalments at the

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end of each month. Provided a contract year is shorter than the calendar year, the remuneration shall be paid pro rata. The remuneration shall compensate for all overtime, if any.

(2) The Company shall make the employer's contributions to the state pension insurance and state unemployment insurance and shall contribute to the voluntary health insurance of the Managing Director equal to the statutory employer's share, to the maximum, however, equal to the employer's share based on the statutory contribution ceiling.

(3) In addition to the Base Salary in accordance with above sub clause (1), the Managing Director shall receive a success-related annual variable remuneration in the gross amount of 0.5% of the annual operational Profit Before Tax of the AVNET-EMEA-Business ("PBT AVNET EMEA") and shall be payable at the end of the second month after the end of the respective fiscal year. However, irrespective of the amount of PBT AVNET EMEA the variable remuneration amounts to at least DM 700,000.- gross p.a. For the purpose of determining entitlement to the success-related variable remuneration the PBT AVNET EMEA shall be determined in accordance with the methodology used until 31 October 2000 by the individual companies carrying on the New AVNET EMEA Business (as described in Exhibit 3), and in particular

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but without limitation the following items shall be excluded in calculating such PBT: (a) interest payments due to the one-time dividend payment by EBV to E-On in October 2000; (b) interest associated with cash used for future dividend payments; (c) restructuring costs; (d) the payment that Avnet made upon the acquisition of EBV/WBC for the goodwill of EBV/WBC and interest costs resulting therefrom; and (e) Avnet, Inc.'s corporate management charge; except, however items relating to actual expenditures such as, but not limited to, accounting fees and legal fees will be taken into account as expenses for the business and such expense will be reasonable and consistent with those of like operations. Also, for the avoidance of doubt the Avnet corporate management charge does not include interest which is a separate charge on inter-company loans to the New Avnet EMEA Business, which shall be included in calculating such PBT. Below clause IX (4) last two sentences apply accordingly.


(4) The Managing Directors entitlement to variable pay according to above sub clause (3) shall begin with effect from the start of the 2001/02 fiscal year of the Company. In respect to the current fiscal year (January through June 2001), the Managing Director shall be paid a fixed

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amount of DM 75,000.- gross monthly.

(5) The activity for the Company and the AVNET-EMEA-Business and/or the holding of functions or positions with a partnership or company or branch that carry on the AVNET-EMEA-Business (e.g. Director, Managing Director, Trade or Business Representative, or similar) is fully compensated by the remuneration according to above number II (1) and (3). If the Managing Director works abroad for a foreign company carrying on the AVNET-EMEA -- Business and, under a separate employment agreement with this foreign company, receives abroad a remuneration for this activity, his gross remuneration according to above para (1) and, if this is used up, the remuneration according to above para (3) is reduced by the gross amount, which the respective foreign company has paid to the Managing Director. Decisive is the exchange rate on the day of payment. The wage tax treatment of payments is subject to respectively applicable tax regulations.

III. SICKNESS/DEATH/COMPANY PENSION

(1) The Managing Director shall promptly notify the Representative of the Sole Shareholder about sickness, if any, and, in case the sickness lasts more than

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3 days, submit a medical certificate attesting to his inability to work and the probable length thereof.

(2) In the case of sickness during employment preventing the Managing Director without his personal responsibility from performing his duties, his salary shall continue to be paid for six weeks. From the beginning of the 7th week through the expiration of the 6th month of any inability to work due to illness the Managing Director shall receive a supplement to the sick pay, which he receives from his statutory or private health insurance, which makes up for the difference between the insurance sick pay and his net monthly base salary (=net annual Base Salary according to number II (1) divided by twelve). Damage claims vis-a-vis third parties are assigned by the Managing Director to the Company up to the amount of continued salary payments.

(3) In case of an inability to work, which lasts uninterruptedly for more than six consecutive months, the Company can prematurely terminate the Agreement by ordinary notice prior one-month notice to the end of a month. If the Company makes use of this right of termination, the Managing Director shall receive a gross-severance of nine monthly Base Salaries due at the date of the legal end of this Agreement.

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(4)  If the Managing Director dies during the term of this agreement, his dependents (= widow and orphans entitled to alimonies) shall receive the monthly Base Salary for the period of three months starting with the expiration of the month of death. In addition, the dependents shall receive the prorated guaranteed variable remuneration according to above number II (3) (with pro-rated meaning pro rata temporis for the duration of the employment in the respective calendar year from its start until the end of this Agreement through the Managing Director's death).

(5) The Company shall maintain a company pension for the Managing Director in the form of a pension promise financed by transformed salary. Details are specified in EXHIBIT 2.

IV. STOCK OPTIONS

(1) Upon execution of this Agreement the Managing Director shall be granted 5,000 options to purchase stock of AVNET Inc.

(2) Until the termination of this Agreement the Managing Director shall be eligible to receive annually, for the first time as of the start of the second
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contractual year, approximately the same number of options, provided the board of directors of AVNET Inc., respectively the board at AVNET Inc. from time to time for the granting of stock options, approves the grant, which shall be recommended by the Company.

(3) Granting, vesting, exercise and forfeiture as well as all other rights and duties with regard to the stock options are subject to the AVNET stock option plan as in force from time to time.

V. TRAVEL EXPENSES/COMPANY CAR/INSURANCES

(1) The Company will reimburse the Managing Director for travel expenses and other expenses, reasonable in type and amount, made in the interest of the Company or of the AVNET-EMEA-Business against receipts and in accordance with German tax regulations in force from time to time.

(2) The Company will provide the Managing Director with a company car (category BMW 740 all extras included), which may also be used privately, with use and operation being cost free for the Managing Director if nothing different is agreed in writing, the Managing Director shall be provided with the company car, which he has in his possession at the start of this Agreement. According to the German tax regulations, in force from time
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to time, the private use is taxable as remuneration in kind, which shall be taken into consideration for the payroll.

(3) The Company shall maintain a group accident insurance for the Managing Director in accordance with the AVNET-policies in force from time to time.

VI.  VACATION

(1) The Managing Director is entitled to an annual vacation of 30 working days. Working days are all calendar days except Saturdays, Sunday and legal holidays at the seat of the Company. Vacation can be transferred until 31 March of the following year. Vacation which has not been taken up to then is forfeited without compensation, unless the Company ask for vacation to be deferred in which case the Managing Director can carry forward such deferred vacation until the end of the next calendar year.

(2) The Managing Director shall agree with the Representative of the Sole Shareholder the time of vacation reasonably in advance. This shall apply also to granting of extra vacation for exceptional circumstances (e.g. death of near relatives).
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VII.   SIDE ACTIVITIES

The Managing Director shall devote his efforts exclusively to the Company and the other partnerships, companies and branches that carry on the AVNET-EMEA-Business and further their interests. Any engagement against remuneration in any additional occupation with or activity for enterprises that compete with the Company or with any of the partnerships, companies or branches carrying on the AVNET-EMEA-Business or an acquisition of more than 5% interest in any publicly listed and traded company, require the advance written consent of the sole shareholder. For the avoidance of doubt nothing in this clause no. VII prevents the Managing Director form acquiring an interest of 5% or less in any competitor of the partnerships or companies carrying out the AVNET EMEA Business. Membership in the Board of Directors or Supervisory Board of other companies shall also require the approval of the sole shareholder.

VIII.  CONFIDENTIALITY/RETURN OF DOCUMENTS

(1) During the duration of this Agreement and especially after its termination the Managing Director shall keep as a secret all Confidential

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Information of the Company or of the AVNET-EMEA-Businesses or of any other partnership or company of the AVNET-Group (=AVNET Inc. and its directly and indirectly related affiliates), which came to his knowledge during his activity under this Agreement or in connection with this activity and shall not use such information for his own interests or the interest of third parties. Parties understand as Confidential Information within the meaning of this clause all business secrets, all confidential matters and all business-related know-how, including but not limited to all existent and future business-related (=related to the business of the Company or of the AVNET-EMEA-Businesses or of any other partnership or company of the AVNET-Group) business plans and business strategies, price or market strategies and product or service or development plans, prospective company acquisitions or sales, all management accounts and details of organisational structures, as well as the essential ideas and principles on which such strategies or plans are based, and any information that might reasonably be expected to lead to the development of such strategies or plans, and which have been conceived, originated, adapted, discovered, developed, acquired, evaluated, tested, or applied by the Company or one of the partnerships, companies or branches of the AVNET-EMEA-Business or by any other partnership or company of the AVNET-Group or by the Managing Director during the term of this

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Agreement. This confidentiality obligation does not apply as far as the Managing
Director pursues his own legitimate interests (e.g. court claim regarding salary entitlement) and as far as the Managing Director has statutory disclosure obligations, e.g. vis-a-vis the tax office.

(2) Publications and lectures of the Managing Director to persons other than employees and officers of Avnet, Inc and its affiliated companies, concerning the scope of business of the Company or the AVNET-EMEA-Business or the business of any other partnership or company of the AVNET-Group shall require the prior consent of the sole shareholder. They constitute intellectual property of the Company.

(3) During his Employment upon request of the Company, without request at the latest upon termination of the employment, the Managing Director shall

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return to the Company all company property and all files and other documents concerning the business of the Company or the AVNET-EMEA-Business or the business of any other partnership or company of the AVNET-Group, in his possession or open to his access, specifically all designs, customer and price lists, printed material, documents, sketches, notes, drafts - as well as copies thereof -, regardless whether or not the same were originally furnished by the Company or by any of the partnerships, companies or branches carrying on the AVNET-EMEA-Business or by any other partnership or company of the AVNET-group.



IX. Stay-Bonus

(1) Under the conditions set forth below the Managing Director shall receive an bonus according to the following provisions.

(2) The bonus is comprised by a Guaranteed Bonus and a Success Bonus. The Guaranteed Bonus amounts to Euro 2,380,000.- (Euro two million three hundred and eighty thousand) gross. The base amount of the Success Bonus is, subject to achievement of 100% of the NIBT CAGR Target as per Exhibit 3. Euro 2,380,000 (two million three hundred and

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eighty thousand Euro) gross and the maximum amount of the Success Bonus is, subject to achievement of 130% of such Target, Euro 4,760,000.- (four million seven hundred and sixty thousand Euro) gross. The exact amount of the Success Bonus will be determined by reference to the average change in the Net Income Before Tax (NIBT) of the New AVNET EMEA Business over the five calendar years from the 1st January 2001 adjusted for the average percentage change in EBIT Return on Capital (as per the example in Exhibit 3) over such period ("Success Bonus").




(3) The entitlement to the Guaranteed Bonus and Success Bonus accrues if the employment relationship of the Managing Director still exists upon expiration of the fifth year after the Start Date of this Agreement.

(4) The criteria and formula for calculating the amount of the Success Bonus payable pursuant to subclause (2) and an example calculation are contained in
EXHIBIT 3. For the purpose of determining the amount of the Success Bonus payable, all relevant financial information will be taken from the management accounts for the New Avnet EMEA Business (as described in Exhibit 3) prepared under US Generally Accepted Accounting Principles. In preparing the

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management accounts the net income before tax ("NIBT") for the New Avnet EMEA
Business shall be determined in accordance with the methodology used until 31 October 2000 by the individual companies carrying on the such Business and in particular but without limitation the following items shall be excluded in calculating such NIBT: (a) interest payments due to the one-time dividend payment by EBV to E-On in October 2000; (b) interest associated with cash used for future dividend payments; (c) restructuring costs; (d) the payment that Avnet made upon the acquisition of EBV/WBC for the goodwill of EBV/WBC and interest costs resulting therefrom; and (e) Avnet, Inc.'s corporate management charge; except, however items relating to actual expenditures such as, but not limited to, accounting fees and legal fees will be taken into account as expenses for the business and such expense will be reasonable and consistent with those of like operations. Also, for the avoidance of doubt the Avnet corporate management charge does not include interest which is a separate charge on inter-company loans to the New Avnet EMEA Business, which shall be included in calculating such NIBT. The Company shall provide the Managing Director with such information and explanations, as he reasonably requires to understand such financial information. If the Managing Director disputes the accuracy of the financial information or that it has not been produced in accordance with this clause and the dispute is not resolved within ninety days of the
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Managing Director notifying the Company of the dispute item and the reasons for the dispute, the matter shall be referred to an independent accountant with at least 10 years of professional experience, agreed by the Managing Director and the Representative of the Sole Shareholder, and in the absence of such agreement within thirty days to such independent accountant with at least 10 years of professional experience as proposed by the Auditors' association for Bavaria (Institut der Wirtschaftsprufer, Landesgruppe Bayern, Bavariaring 38 in Munchen) upon request of either the Managing Director or the Representative of the Sole Shareholder.

(5) If the Agreement ends pursuant to article X (4) at the following times the following sums shall be payable to the Managing Director:

(a)  before the first anniversary of the Start Date - nil payable

(b)  after the first anniversary, but on or before the third anniversary of the

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     Start Date - Guaranteed Bonus payable upon termination becoming effective and one-half of the Success Bonus (= half of what would be payable under Exhibit 3), payable in accordance with this particular sub clause (8)

(c) after the third anniversary but on or before the fifth anniversary of the Start Date - Guaranteed Bonus payable upon termination becoming effective and full entitlement to the Success Bonus (to the extent payable under Exhibit 3), payable in accordance with subclause (8).

(6) If the Agreement ends by extraordinary notice of the Company for cause the Managing Director shall not at all receive the Stay Bonus according to number IX (2).

(7) If the Agreement ends by extraordinary notice of the Managing Director for cause, he shall receive the Guaranteed Bonus and the Success Bonus (to the extent payable under Exhibit 3), provided the extraordinary notice of the Managing Director does not have its reason in any limitation of his independent decision making power due to any reorganisation of the AVNET-group or redefinition of AVNET's world-wide structures or strategies.

(8) A bonus, if any, is due 90 days after expiration of five years after the Start Date. In case of above subpara (5) and (7) the Guaranteed Bonus, if any, is due
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with the legal end of the employment.

(9) The Managing Director shall exercise his decision making power in good faith and shall insure that the business is continually operated in accordance with sound business and management practices.

X.   DURATION

(1) The Agreement starts on 1st January 2001 ("Start Date") and runs for an indefinite period. Either party may at any time terminate prior a notice of 6
(six) months effective as at the end of a calendar month, however for the first time effective as at the expiration of 31 December 2005; afterwards under observance of the above specified notice period effective as at the expiration of respective two year terms after such date. This does not affect the special rights of termination according to below sub clauses (4) and (6).

(2) The Company shall be entitled to release the Managing Director from further activities for the Company and/or for any partnership or company or branch carrying on the AVNET-EMEA-Business during the duration of this Agreement, especially in case of recall from his position as Managing Director and in case of any declaration of notice of termination of the employment agreement. During the release the Managing Director shall
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receive his (pro-rated, if applicable) Base Salary according to above number II
(1) and the (pro-rated, if applicable) guaranteed portion of the variable remuneration according to above art. II. (3). If the release is declared without the Managing Director or the Company having declared a notice of termination, the Guaranteed Bonus according to above number IX (2), for which the payment date continues to be set forth in number IX (8), unless the provisions of above no. IX show that the Guarantee Bonus is not owed, at all, or only to a lesser amount. However, the last sentence does not apply, but instead the more specific stipulations of above art. IX, if before, on or after the release the Company or the Managing Director have declared a notice of termination.

(3)  The right of extraordinary termination for cause remains unaffected.

(4) The Company has a special right to declare ordinary termination of this Agreement for any reason at any time prior notice of six months effective to the end of a month, with the consequence that in this case the provisions set forth in above art. IX (5) and the subsequent sub clause (5) applies.

(5) If this Agreement ends due to a special termination of the Company according to above sub clause (4) the

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Managing Director shall receive his Base Salary (pro-rated, if applicable)
according to no. II (1) for the time from the legal end of the employment due to the special termination under sub clause (4) until the expiration of the fifth year after Start Date, and shall in addition receive the respective payment as provided for the then relevant termination date in above no. IX (5).

(6) The Managing Director can terminate this Agreement on six months prior written notice to the Company at any time for any reason provided he has first discussed his intention to do so with the Co President of "EM" Global with a view to resolving any underlying reason for the proposed termination. In the event of such a termination, the Managing Director shall forfeit any entitlement to the Guaranteed Bonus or Success Bonus but shall be entitled to a gross severance payment equal to the Base Salary and variable remuneration according to above art. II (1) and (3), which he had earned in the last 12 months before he has declared notice of termination.

XI. CHANGE IN CONTROL

(1) In the event of a change in control as defined in subsequent subpara (2) the Managing Director has a special right of notice according to subsequent subpara (3) and the entitlements according to


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subsequent subpara (4).

(2) Change in control occurs if the majority of shares in the Company is no longer held by a company whose majority of shares are directly or indirectly held by AVNET Inc. USA.

(3) If a change of control according to the preceding sub clause (2) occurs with the legally effective completion of the majority acquisition being decisive, the Managing Director has a special right to give notice with a notice period of six months to the end of the month.

(4) If the employment of the Managing Director ends by exercise of the special right of notice according to preceding subpara (3) or if the Agreement is terminated by notice of the new majority stock or share owner or by a mutually agreed termination of the employment, which was requested by the new majority stock or share owner, the Managing Director shall be entitled to the full Stay Bonus (however the Success Bonus only to the extent earned under Exhibit 3) with the respective payment being due upon the legal end of the Agreement. In case of a court dispute about the legal termination of the employment or any remuneration under the employment, the payment will be due only if the court has confirmed the legal end by final judgment.

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(5)  If the Managing Director is appointed as an officer of AVNET Inc. and is awarded financial protection against a change of control of AVNET Inc., the preceding subclauses (1) to (4) shall cease to apply upon such protection becoming effective.

XII. NON-COMPETE COVENANT

(1) During the term of this Agreement the Managing Director is subject to a non-compete obligation, and after the end of this Agreement he is subject to a post-termination non-compete covenant for a further period of 12 months. The post-termination non-competition period is 6 months, only, if this Agreement is not prolonged and ends exactly as of the expiration of the first five-year term. During the period of the non-compete obligation and during the post-termination non-compete covenant, the Managing Director will not engage in any activity for a an enterprise, which exercises a Competitive Activity, neither direct nor indirect, neither in a freelance, entrepreneurial, employment or investment capacity, neither remunerated nor free of charge, nor will he himself undertake any Competitive Activity, neither as a free-lancer or consultant nor as entrepreneur or otherwise. For purposes of this Agreement, the term "Competitive

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Activity" means any activity, which is identical or similar to the electronics distribution business (including representation business) (for the avoidance of doubt nothing in this sub clause shall restrict the Managing Director from working for a supplier or customer of the AVNET EMEA Business after the legal end of this Agreement) and the term "Competitive Enterprise" means an enterprise which exercises Competitive Activities. The Managing Director shall not enter into nor fulfil an employment, or a relationship of service, officership or consultancy with any Competitive Enterprise or otherwise render any performance for such an enterprise, nor directly or indirectly invest in any such enterprise, unless without request of the Company the Managing Director demonstrates to the Representative of the Sole Shareholder through clear and convincing evidence that by stipulations of the applicable contract and by factual circumstances such activities within or for a Competitive Enterprise are clearly defined in such a way that it is shown that they do not constitute a Competitive Activity.

(2) The non-compete obligation and post-termination non compete covenant shall apply to the territory where the partnerships, companies or branches that carry on the AVNET-EMEA-Business maintain business activities as well as in such areas where upon termination of this Agreement the partnerships, companies

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or branches that carry on the AVNET-EMEA-Business had planned the start of business activities.

(3) The Company shall pay a compensation for the duration of the non-compete obligation after termination of the employment, which for any full year of prohibition amounts to half the last annual remuneration received by the Managing Director under art. II of this Agreement from the Company and/or other foreign AVNET companies.

(4) Until the termination of the employment the Company can waive the non-compete clause with the effect that upon expiration of six months after the declaration, the obligation to pay compensation ceases.

(5) If The Managing Director breaches the obligations assumed in this Agreement, the Company can claim a contractual fine for each case of a breach in the amount of DM 150,000,-. In case of a permanent breach this fine is due for each month. Any further claims, including claims for cease-and-desist and for damages, shall not be affected hereby.

(6)  Secc. 74 seq. Commercial Code

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(HGB) apply supplementary.

XIII. NON-SOLICITATION

During the duration of employment and for a period of 12 months thereafter, the Managing Director shall not personally or through others, directly or indirectly, actively recruit, solicit or induce any manager who reports to the Managing Director or any manager who directly reports to such manager, nor any advisor, consultant or business partner of the Company or of the partnerships, companies or branches that carry on the AVNET-EMEA-Business or another partnership or company of the AVNET-Group to terminate his or his relationship with the partnership, companies or branches that carry on the AVNET-EMEA-Business or another company of the AVNET-Group or to engage in activities competitive with the partnerships, companies or branches that carry on the AVNET-EMEA-Business or another partnership or company of the AVNET-Group.

XIV. MISCELLANEOUS

(1)  This Agreement replaces all prior agreements between the Managing

Director and the Company or any other partnership or company of the AVNET-group, including but not limited to the previous agreement between the Managing Director and EBV Elektronik GmbH. The latter will be terminated as of the expiration of the day before the Start Date of this Agreement.

(2) Amendments of and supplements to this Agreement, including this clause, must be in writing to be effective.

(3) This Agreement has been issued in both English and a German version. In case of discrepancies or contradictions between the two versions the German version shall prevail. However, the English version shall prevail as far as the text of no., II(3), IX(2) and (4) and Exhibit 3 is concerned; if a German translation would have to be submitted, the Company would ask a sworn translator to make such a translation, which shall then be decisive for both parties.

(4) Insofar as in this Agreement rights or interests of the partnerships, companies or branches that carry on the AVNET-EMEA-Business or another partnership or company of the AVNET-Group are protected, including but not limited by provisions in no. VII, VIII or XII, the partnership, company or branch that carries on the AVNET-EMEA-Business or the other partnership or company of the AVNET-Group has an independent and independently actionable claim to enforce such rights and interests, e.g. claim for omission or damage claim.

(5)  This Agreement shall be subject to German law.

(6)  Place of performance is the seat of the Company from time to time.

(7) For all disputes form this contractual relationship and its termination parties agree on the non exclusive jurisdiction of the Munich courts, but exclusive jurisdiction of German courts. The preceding subclause (4) is not affected hereby.




_______ this 1-22-01            Unterfohring this 13.1.2001


AVNET Alfapower GmbH Strom-und
Spannungswandler

here represented by:
sole shareholder
the latter on the basis of a
power of attorney here
represented by





/s/  Brian Hilton                  /s/  Axel Hartstang
------------------------           --------------------------
Brian Hilton                       Axel Hartstang



/s/  Roy Vallee
------------------------
Roy Vallee

EXHIBIT 1


The Managing Director has independent decision making power according to the provisions set forth below, with some supplementary provisions being contained in the Agreement, especially in no. I (4):

For the following transactions in one of the companies that carry on the AVNET-EMEA-Business, the Managing Director requires the advance written approval of the Representative of the Sole Shareholder (as defined in art. I
(5) of the Agreement):

- Purchase, sale or encumbrance of land property or building(s)
- Conclusion of a lease contract on space with an aggregate lease rate over the lease period of more than US$1 million, or the termination or amendment of such a lease.
- Acquisition or disposal of an interest in another legal entity
- Retention of an attorney
- Expenses, which are not covered by the approve Business and Capital Plan

- Opening, closing or amending bank accounts
- Disposal of any assets other than in the ordinary course of business
- Sale of all or parts of the business

- Purchase of a business


The AVNET Responsibility and Authority Manual is to be observed.

Further restrictions, which are set forth in the by-laws of a partnership or company carrying on the AVNET EMEA Business, must be observed.

Otherwise the Managing Director is free to take management decisions, as long as he strictly keeps to the approved business and capital plan. The plan is usually discussed and approved in May of any year for the following fiscal year. For the remaining fiscal year 2000/2001 in the first two months of his service the Managing Director shall update the existing plan for the remaining months through 30 June 2001 and have it approved by the Representative of the Sole Shareholder; once it is approved the Managing Director shall strictly keep to the plan.



                                        Unterfohring, 13.1.2001


                                        /s/ Axel Hartstang
                                        ------------------


                                        /s/ Brian Hilton      1-22-01
                                        ------------------

EXHIBIT 2

EBV Elektronik GmbH ("EBV") maintains a pension scheme for the Managing Director in form of a direct promise of EBV to grant old age, invalidity and dependant pension, financed by the reduction of future gross-profit-related bonuses according to agreement between EBV and the Managing Director dated
1 July 1999 (EBV-Pension-Promise).

The complete EBV-Pension-Promise, including but not limited to the obligation of EBV to make pension payments upon occurrence of the pensionable case shall be assumed by the Company thereby releasing EBV fully from its obligation, with approval of the Managing Director and subject to the provisions set forth below.

The EBV-Pension-Promise, including all rights for past employment periods vested since 1 July 1999, is completely and comprehensively assumed by the Company as new employer with discharging effect for EBV with effect as of 1 January 2001 by means of a transfer of a contract according to Section 415 para. 1 sentence 1 Civil Code (applied in an analogeous way). The Managing Director herewith gives his express approval to this assumption according to Section 4 para 1 German Company Pension Act. Thus, no claims or vested expectancies will be maintained against EBV, including but not limited to legally or contractually non-forfeitable expectancies. All claims and expectancies under all different models of company pension schemes for the past and for the future, have to be directed exclusively against the Company as new employer due to the discharging assumption of the company pension obligations by the Company as new employer.

The Company shall execute an agreement with the Managing Director, which provides for a continued maintenance of a company pension as of 1 January 2001, which has the same conditions as set forth in the agreement of 1 July 1999 in connection with the application of the Managing Director dated 7 June 1999 and the Regulations "Versorgungsbezuge anstelle von Barbezugen" (=Pension instead of Salary) by Raab Karcher Group as of January 1996, however making the reservation that the pension funding of DM 50,000 p.a. shall be taken from the variable remuneration according to no. II (3) of the Employment Agreement and making the reservation that the non-forfeitability periods will be calculated on the basis of 1 July 1999 being the relevant date for the promise and 1 July 1998 being considered the entry date.

In case the Company or the AVNET-group would introduce a pension from transformed salary for its employees, which follows the model "Pension instead of Salary" (e.g. in the model of a reinsured support fund), the Managing Director already hereby agrees with such supplements of his above described pension promise as they may be necessary or reasonable (without any material change of his pension promise) in order to transfer his pension promise into the pension model chosen by the Company (i.e. the Managing Director agrees to e.g. the model of a support fund and the conclusion of a life insurance on him for the purpose of reinsuring the pension liability).


                                        Unterfohring, 13.1.2001


                                        /s/ Axel Hartstang
                                        ------------------

                                   EXHIBIT 3

                                  Definitions

- NIBT Base equals Net Income Before Tax ("NIBT") for Avnet EM EMEA Business for calendar year 2000 plus projected NIBT for EBV/WBC for calendar 2001. (Projected EBV/WBC Calendar 2001 NIBT = EURO 69 million)

-   Capital base = actual 2000

- EBIT Return on Capital ("EBIT ROC") equals EBIT divided by the Average Capital invested in the Avnet EM EMEA plus EBV/WBC Business ("New Avnet EMEA Business") for the year

-   EBIT = Earnings before interest and tax

- Average Capital = Capital at the beginning of the year plus the Capital at the end of each month during the year divided by 13

- Capital = total assets (excluding interco accounts) less liabilities (excluding interco accounts and all debt).

-   CAGR = Compound annual growth rate.

                                    Formula

The percentage of the bonus payable is based upon:

(1) the average annual cumulative increase in the NIBT for the New Avnet EMEA Business for the 5-year period beginning January 1, 2001 over the NIBT Base (the "Actual Average NIBT") divided by;

(2) the average annual cumulative increase in NIBT for the 5-year period beginning January 1, 2001 over the NIBT Base assuming that the increase in NIBT for each year is 13% greater than the prior year (with the initial prior year being the NIBT Base) (the "Target Average NIBT"), with the resulting percentage being adjusted by;

(3) the average annual percentage change in the New Avnet EMEA Business EBIT ROC for the 5-year period beginning January 1, 2001.

The adjustment related to the annual percentage change in EBIT ROC for any year can be positive or negative.

For the purpose of determining all amounts pursuant to this Exhibit 3, all financial information will be from Avnet's U.S. Generally Accepted Accounting Principles management accounts.

Specific Steps in the Calculation of the Bonus Percentage:

(a) Determine the Actual Average NIBT (See (1) above) by determining the average of:
          (i)    Calendar 2001 NIBT less NIBT Base;
          (ii)   Calendar 2002 NIBT less NIBT Base;
          (iii)  Calendar 2003 NIBT less NIBT Base;
          (iv)   Calendar 2004 NIBT less NIBT Base;
          (v)    Calendar 2005 NIBT less NIBT Base.

(b) Determine the Target Average NIBT (See (2) above) by determining the average of:
          (i)    Target Calendar 2001 NIBT equal to NIBT Base times 113%;
          (ii) Target Calendar 2002 NIBT equal to Target Calendar 2001 NIBT times 113%;
          (iii) Target Calendar 2003 NIBT equal to Target Calendar 2002 NIBT times 113%;
          (iv) Target Calendar 2004 NIBT equal to Target Calendar 2003 NIBT times 113%;
          (v) Target Calendar 2005 NIBT equal to Target Calendar 2004 NIBT times 113%.

                              Success Bonus Table

                 - < 80% of Target    =    0% of Success Bonus
                 - 80% of Target      =   50% of Success Bonus
                 - 90% of Target      =   75% of Success Bonus
                 - 100% of Target     =  100% of Success Bonus
                 - 110% of Target     =  125% of Success Bonus
                 - 120% of Target     =  150% of Success Bonus
                 - 130% of Target     =  200% of Success Bonus

                 The target is a 5-year NIBT CAGR of 13%.

                                    EXAMPLE

An example of the calculation of the percentage of bonus payable is given below. ($ in millions)

- NIBT Base

  ____ NIBT = $100

  ____ EBIT ROC = 15%

- 13% CAGR Year 5 NIBT = $232.40

- Target Average NIBT Growth over NIBT Base equals $46.5 ($232.40 divided by 5)

                              EBIT
YEAR      NIBT      CHG       ROC       CHG
------    ----      -----     ----      -----
- 2000    $100                15%

- 2001    $130      + $30     17%       +13.3%

- 2002    $160      + $60     18%       + 5.9%

- 2003    $180      + $80     19%       + 5.6%

- 2004    $200      +$100     20%       + 5.3%

- 2005    $210      +$110     20%       + 0.0%

- Sum of Changes +$380                  +30.1%

- Average Change +$ 76    Avg % Change  + 6.0%

- Actual (Example) Average NIBT         $76.0

- Average Change in EBIT ROC              6.0%

- Adjusted Actual Average NIBT          $80.6
  ____ (106.0% x $76)

- Target Average NIBT                   $46.5
  (assumes 13% linear CAGR 13%)

- Adjusted Actual Average NIBT as
  a % of Target Average NIBT            173%

- % of Variable Bonus Earned            200%

                                   EXAMPLE 2

--------------------------------------------------------------------------------------------------------
TARGET:                             Base year  NIBT:    145   Mio. DM   EBV 135 + AVNET 10 Mio. DM
                                                                        (assumed)
--------------------------------------------------------------------------------------------------------
                                               EBIT     13%   (assumed)
                                               cap.retur
                                               n
--------------------------------------------------------------------------------------------------------
                                               Growth   13%   Target
--------------------------------------------------------------------------------------------------------

                                     TARGET   GROWTH   NIBT       CHG   EBIT return on    CHG
                                                                          capital
--------------------------------------------------------------------------------------------------------
                                      base (assumed)    145                   13%
--------------------------------------------------------------------------------------------------------
                                      2001      13%     164      18.9         13%        0.00%
--------------------------------------------------------------------------------------------------------
                                      2002      13%     185      40.2         13%        0.00%
--------------------------------------------------------------------------------------------------------
                                      2003      13%     209      64.2         13%        0.00%
--------------------------------------------------------------------------------------------------------
                                      2004      13%     236      91.4         13%        0.00%
--------------------------------------------------------------------------------------------------------
                                      2005      13%     267     122.2         13%        0.00%
--------------------------------------------------------------------------------------------------------
                                    Sum of CHG:                 336.8                    0.00%
--------------------------------------------------------------------------------------------------------
                                    avg. CHG:                    67.4                    0.00%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
SIMULATION:                         ACTUAL    GROWTH   NIBT       CHG   EBIT return on    CHG
                                    (SIM.)                                capital
--------------------------------------------------------------------------------------------------------
yearly CHG calculate vs. base        base (assumed)     145                   13%
--------------------------------------------------------------------------------------------------------
                                      2001      10%     160      15.0         ??%        0.00%
--------------------------------------------------------------------------------------------------------
                                      2002      25%     200      55.0         ??%        0.00%
--------------------------------------------------------------------------------------------------------
                                      2003      10%     220      75.0         ??%        7.69%
--------------------------------------------------------------------------------------------------------
                                      2004      14%     250     105.0         ??%        7.14%
--------------------------------------------------------------------------------------------------------
                                      2005      20%     300     155.0         ??%        6.67%
--------------------------------------------------------------------------------------------------------
                                    Sum of CHG:                 405.0                   21.50%
--------------------------------------------------------------------------------------------------------
                                    avg. CHG:                    81.0                    4.30%
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
                                                                                          %         %
                                                                                        target    bonus
--------------------------------------------------------------------------------------------------------
                                    avg. CHG in NIBT             81.0                    < 80%       0
--------------------------------------------------------------------------------------------------------
                                    avg. CHG in Pre-Tax ROCE     4.3%                      80%      50
--------------------------------------------------------------------------------------------------------
                                    adjusted avg Chg in NIBT     84.5                      90%      75
--------------------------------------------------------------------------------------------------------
                                                                                          100%     100
--------------------------------------------------------------------------------------------------------
                                    Target avg. NIBT Growth      67.4                     110%     125
--------------------------------------------------------------------------------------------------------
                                    Actual as % of Target        125%                     120%     150
--------------------------------------------------------------------------------------------------------
                                    % of variable Bonus earned   200%                     130%     200
--------------------------------------------------------------------------------------------------------


                                        Unterfohring, 13.1.2001


                                        /s/ Axel Hartstang
                                        ------------------